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                                  EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

                 This Agreement (this "Agreement") made as of the _____ day of ____________, 1996, by and between DiMark, Inc. (the "Employer") and Thomas E. Garvey (the "Employee"), and Harte-Hanks Communications, Inc., a Delaware corporation ("Harte-Hanks"), solely with respect to Sections 5.06 and 5.07 hereof.

                              W I T N E S S E T H:

                 WHEREAS, Employee is, and for some time in the past has been a valued employee of Employer; and

                 WHEREAS, the Employer and Employee now wish to enter into this Agreement of employment on the terms and conditions set forth hereafter, thereby replacing any prior agreement of employment between Employer and Employee;

                 NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                       Article 1.  CAPACITY AND DUTIES

                 1.01. Employment; Acceptance of Employment. The Employer hereby employs Employee, and Employee hereby accepts employment by the Employer, subject to all the terms and conditions hereafter set forth.

                 1.02. Capacity. Employee shall serve Employer as Chairman of the Board and shall have the duties and responsibilities incident to that position. Employee shall, at the request of the Board of Directors, serve as an officer of or director of one or more of Employer's subsidiaries, at no additional compensation.

                 1.03 Duties. During the term of this Agreement, Employee shall devote his full attention and his best efforts to the performance of such duties as shall be designated from time to time by Employer's Board of Directors.

                  Article 2.  TERM OF EMPLOYMENT; TERMINATION

                 2.01. Term. Unless earlier terminated as hereafter provided, this Agreement shall commence on the date hereof and shall expire on ______________________, 2001.





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                 2.02.    Termination.

                          (a)     Death.  The employment of Employee under this
Agreement shall immediately terminate upon the death of Employee.

                          (b)     Disability.  In the event that Employee is
for any reason unable to perform the duties to be performed by Employee hereunder for a period of 180 consecutive days (or for any 200 out of 365 consecutive days) by reason of Employee's disability, the Board of Directors of the Employer shall have the option to terminate the employment of Employee under this Agreement effective upon its giving written notice to Employee at any time following the expiration of such 180-day period (or such 200 days). The term "disability" as used in this Section 2.02(b) means the inability because of injury or sickness to perform the substantial and material duties of the Employee's offices with Employer.

                          (c)     Discharge for Cause.  The employment of
Employee under this Agreement shall terminate immediately if the Employer discharges Employee for cause. For purposes of this Agreement, "cause" shall mean willful and deliberate unlawful misconduct by the Employee or breach by the Employee of the provisions of this Agreement which, in any case, is detrimental in a material way to the interests of Employer. It is the understanding of the parties hereto that the failure of the Employer to operate profitably shall not constitute cause for terminating Employee's employment hereunder.

                          (d)     Good Reason.  Employee may terminate his
employment for "good reason." For purposes of this Agreement, "good reason" shall mean:

                                  (i)      the assignment to Employee of any
duties inconsistent in any material respect with Employee's position, authority, duties or responsibilities as contemplated by Section 1.02 of this Agreement, or any other action by Employer which results in a material diminution or material adverse change in such position, authority, duties or responsibilities;

                                  (ii)     any failure by the Company to comply
with any of the provisions of Article 3 of this Agreement, other than an immaterial, or an isolated and inadvertent, failure not occurring in bad faith and which is remedied by Employer promptly after receipt of notice thereof given by the Employee;

                                  (iii)    Employer's requiring Employee to be
based at any office or location other than the Philadelphia, Pennsylvania metropolitan area;

                                  (iv)     any purported termination by
Employer of Employee's employment otherwise than as expressly permitted by this Agreement; or

                                  (v)      any failure by the Employer to
comply with and satisfy Section 5.01 of this Agreement.





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                          (e)     Notice of Termination.  Any termination of
Employee's employment, other than a termination by reason of death, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision of this Agreement relied upon,
(ii) if applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) specifies the termination date (which date shall, except as otherwise expressly provided in this Article 2, be not more than 15 days after the giving of such Notice). The failure by Employee to set forth in the Notice of Termination any fact or circumstances which contribute to a showing of "good reason," or the failure by Employer to set forth in the Notice of Termination any fact or circumstances which contribute to a showing of "cause," shall not waive any right of either party hereunder or preclude either party from asserting such facts or circumstances in enforcing such party's rights hereunder.

                          (f)     Certain Terminations

                                  (i)      If Employee's services should be
terminated (A) by Employer for any reason other than for "cause" as defined in
Section 2.02(c) hereof, or (B) by Employee for "good reason" as defined in
Section 2.02(d), any stock options then held by Employee shall become fully vested and exercisable as of the date of such termination.

                                  (ii) If Employee's services should be
terminated (A) by Employer for any reason other than for Employee's death, Employee's disability for the period set forth in Section 2.02(b) hereof, or for "cause" as defined in Section 2.02(c) hereof, or (B) by Employee for "good reason" as defined in Section 2.02(d), Employee's base salary under Section
3.01 hereof, as of the date of such termination, shall continue to be paid by Employer for the balance of the term hereof without any duty to mitigate damages, but subject to diminution in the event Employee elects to be employed in another capacity.

                            Article 3.  COMPENSATION

                 3.01. Cash Compensation. During the term of this Agreement, as compensation for services to the Employer pursuant to this Agreement, the Employer shall pay to Employee a base salary of $350,000 per year in accordance with the normal payroll practices of Employer.

                 3.02. Employee Bonus Program. Employee shall have the right to participate in a bonus program established each year by the president of Harte-Hanks Direct Marketing with a bonus potential of 0-60% of base salary.

                 3.03. Insurance. Employer shall obtain and maintain during the term hereof disability income insurance covering Employee in the event this Agreement is terminated as a result of Employee's disability (as defined in Section 2.02(b) hereof). Such disability income insurance shall be in amounts and on other terms no less favorable to Employee than those in effect on the date of this Agreement.





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                 3.04.    Fringe Benefits.  During the term hereof, Employer
shall provide Employee with the same fringe benefits, including life and health insurance, vacation, and retirement programs, it provides to its other senior executives, but in no event shall the benefits so provided be less favorable to Employee in amounts and other provisions than those in effect on the date hereof.

                         Article 4.  CERTAIN COVENANTS

                 4.01.    Protection of Confidential Information.

                          (a)     Employee agrees that he will not at any time
during or following his employment by Employer, without Employer's prior written consent, divulge to any other Person any "Confidential Information" in Employee's possession. "Confidential Information" shall include, without limitation, trade secrets, methods or practices developed by Employer or one of its Affiliates, customer or client names and addresses, personnel information, information relating to negotiations with clients or prospective clients of Employer or one of its Affiliates, proprietary software, data bases, programming or data transmission methods, or copyrighted materials (including without limitation, brochures, layouts, letters, art work, copy, photographs or illustrations). It is expressly understood that the foregoing list shall be illustrative only and is not intended to be an exclusive or exhaustive list of "Confidential Information."

                          (b)     Upon termination of employment for any reason
whatsoever, regardless of whether either party may be at fault, Employee will return to Employer all physical Confidential Information in Employee's possession.

                 4.02. Non-Competition; Non-Solicitation of Employer's Clients. Employee agrees, for so long as Employee remains employed by Employer, and for a period of five (5) years following the later to occur of (A) the termination of Employee's employment with Employer and (B) the termination of payments to Employee pursuant to this Agreement, Employee shall not, directly or indirectly, as an owner, employee, consultant or otherwise, engage in the direct marketing business in the continental United States or in any foreign country in which Employer or one of its Affiliates is engaged in the direct marketing business as of the Applicable Date, provided, however, that if Employer fails to make any payment to Employee required by Section 2.02(f) of this Agreement and such failure continues for five business days after notice to Employer, then the covenant set forth in this Section 4.02 shall immediately terminate and be of no further force or effect. Without limiting the generality of the foregoing, for the period stated above, Employee shall not, directly or indirectly, as an owner, employee, consultant, or otherwise, solicit business from any Person, or any Affiliate of a Person, to which Employer or one of its Affiliates has either (i) provided services during the term of Employee's employment by Employer, or (ii) extended a formal written proposal to provide services within two (2) years prior to the Applicable Date. As used herein, "Applicable Date" means the date on which the employment relationship between Employee and Employer (or any Affiliate of Employer) is terminated, or if such relationship has not been terminated, the date on which this covenant is violated.





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                 4.03.    Non-Solicitation of Employees.

                          (a)     Employee agrees, for so long as Employee
remains employed by Employer, and for a period of five (5) years following the later to occur of (A) the termination of Employee's employment with Employer and (B) the termination of payments to Employee pursuant to this Agreement, Employee shall not, either for Employee's own account, or on behalf of any other Person, solicit, suggest or request that any other Person employed by Employer or one of its Affiliates leave such employment for the purpose of becoming employed by Employee or any other Person, provided, however, that if Employer fails to make any payment to Employee required by Section 2.02(f) of this Agreement and such failure continues for five business days after notice to Employer, then the covenant set forth in this Section 4.03(a) shall immediately terminate and be of no further force or effect.

                          (b)     Employee agrees, for a period of five (5)
years following the later to occur of (A) the termination of Employee's employment with Employer and (B) the termination of payments to Employee pursuant to this Agreement, neither Employee, nor any Person controlled by Employee, shall hire any Person whose last position was as an employee of Employer or one of its Affiliates, provided, however, that if Employer fails to make any payment to Employee required by Section 2.02(f) of this Agreement and such failure continues for five business days after notice to Employer, then the covenant set forth in this Section 4.03(b) shall immediately terminate and be of no further force or effect.

                 4.04.    Extent of Restrictions.

                 If any court having jurisdiction shall find that any part of the restrictions set forth in this Agreement are unreasonable in any respect, it is the intent of the parties that the restrictions set forth herein shall not be terminated, but that this Agreement shall remain in full force and effect to the extent (as to time periods and other relevant factors) that the court shall find reasonable.

                 4.05.    Remedies of Employer.

                 Employee acknowledges that the restrictions contained in
Section 4.01 through 4.03 of this Agreement correctly set forth the understanding of the parties at the time this Agreement is entered into, are reasonable and necessary to protect the legitimate interests of Employer, and that any violation will cause substantial injury to Employer. In the event of any such violation, Employer shall be entitled, in addition to any other remedy, to preliminary or permanent injunctive relief. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by Employer of any other or subsequent breach by Employee.

                 4.06.    Counsel Fees.

                 If Employer engages counsel to enforce the terms of this
Article 4 against Employee, and the court determines that Employee has violated the terms of this Article 4,





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Employee shall reimburse Employer for its costs of enforcement, including reasonable attorneys' fees and costs of suit. If the court determines that employee has not violated the terms of this Article 4, Employer shall reimburse Employee for its reasonable attorneys' fees and costs of suit.

                 4.07.    Definitions.

                 Terms used in this Article 4 shall have the following meanings:

                          (a)     The term "Employer" shall mean the Employer,
and its successor and assigns.

                          (b)     The term "Person" shall include a natural
individual, as well as any other legally created entity, including partnership, limited partnership, trust or corporation.

                          (c)     The term "Affiliate" of a Person shall mean
any entity controlled by, controlling or under common control with such Person.

                           Article 5.  MISCELLANEOUS

                 5.01. Assignment. This Agreement shall not be assignable by Employee and shall be assignable by Employer only to a person, firm or corporation which may become a successor in interest to the Employer with respect to the business or a portion of the business presently operated by it. Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place.

                 5.02. Entire Agreement. This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and it may not be altered or amended except by an agreement in writing.

                 5.03. Binding Effect. Subject to Section 5.01, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators. If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

                 5.04. Governing Law. This Agreement has been negotiated and executed within the Commonwealth of Pennsylvania, and the validity, interpretation and enforcement of this Agreement shall be governed by the laws of Pennsylvania.

                 5.05. Headings. The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.





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                 5.06     Other Payments.  Employer and Employee acknowledge
that, as further consideration to Employee for entering into this Agreement and the Non-Competition Agreement contained herein and terminating his prior employment agreement, Employee is receiving, as of the date hereof, a payment of $3,000,000 from Harte-Hanks, which is allocable as follows, (i) $_________ with respect to the Non-competition Agreement, (ii) $500,000 as a signing bonus, and (iii) $___________ as a termination payment.

                 5.07 Harte-Hanks Guaranty. Harte-Hanks hereby agrees to guarantee the payment obligations of Employer pursuant to the terms of this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        DIMARK, INC.

                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------

                                        ---------------------------------
                                        Thomas E. Garvey

                                        HARTE-HANKS COMMUNICATIONS, INC.,
                                        solely with respect to Sections
                                        5.06 and 5.07 of this Agreement

                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------




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